EXHIBIT INDEX


Exhibit (c)       Purchase Agreement dated July 14, 2000

Exhibit (q)(1)    Trustees' Power of Attorney, dated Jan. 13, 2000

Exhibit (q)(2)    Officers' Power of Attorney, dated Jan. 13, 2000